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                                                                  Exhibit (23.2)


CONSENT OF KPMG PEAT MARWICK THORNE


We consent to the incorporation by reference in (i) the Form S-8 Registration Statement (No. 33-37960) pertaining to The Mead Corporation Employees Stock Purchase Plan, (ii) the Post-Effective Amendent No. 2 to Form S-8 Registration Statement (No. 2-90746) pertaining to the 1984 Stock Option Plan, (iii) the Form S-8 Registration Statements (Nos. 33-37961 and 33-47580) pertaining to the Mead Salaried Savings Plan, (iv) the Form S-3 Registration Statements (Nos. 33-14759 and 33-34009) pertaining to Common Shares of Selling Shareholders, (v) the Form S-3 Registration Statement (No. 33-51337) pertaining to $300,000,000 aggregate principal amount of Debt Securities, (vi) the Form S-8 Registration Statement (No. 33-40118) pertaining to the 1991 Stock Option Plan, and (vii) the Form S-8 Registration Statement (No. 33-53421) pertaining to the Mead Savings Plan for Bargaining Unit Employees, and Prospectus pertaining to Common Shares of Selling Shareholders, included in such Registration Statement, of our report dated January 10, 1995, on the consolidated financial statements of Northwood Forest Industries Ltd. for the year ended December 31, 1994, included in The Mead Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.



KPMG Peat Marwick Thorne
Chartered Accountants

Vancouver, Canada
March 13, 1995


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